Exhibit 4.3

CBS CORPORATION,

CBS OPERATIONS INC.,

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 5, 2010

To Amended and Restated Indenture

dated as of November 3, 2008

among

CBS CORPORATION,

CBS OPERATIONS INC.,

and

THE BANK OF NEW YORK MELLON,

Trustee

Senior Debt Securities

FIRST SUPPLEMENTAL INDENTURE, dated as of April 5, 2010, among CBS CORPORATION, a Delaware corporation (the “Company”), CBS OPERATIONS INC., a Delaware corporation (the “Guarantor”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Series Trustee”), having a corporate trust office at 60 Wall Street, 27th Floor, New York, New York 10005 (the “First Supplemental Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Guarantor entered into an Amended and Restated Indenture dated as of November 3, 2008, with The Bank of New York Mellon, a New York banking corporation, as trustee (the “Original Trustee”) (the “Original Indenture”, and as supplemented and amended by this First Supplemental Indenture, the “Indenture”);

WHEREAS, Section 901(5) of the Original Indenture permits supplements thereto without the consent of Holders of Securities to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

WHEREAS, the Company and the Guarantor are entering into this First Supplemental Indenture with the Series Trustee to supplement and amend the Original Indenture pursuant to Section 901(5) of the Original Indenture, with respect to, and only with respect to, the series of Securities issued on or after the date hereof to, among other things: (1) permit the appointment of the Series Trustee as Trustee for series of Securities so designated to be established from time to time and (2) amend, for purposes of Securities issued on or after the date hereof, the provisions addressing the period of time during which the Company may issue a notice of redemption; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the parties hereto have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

SECTION 101. Definitions. For the purpose of this First Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Original Indenture.

SECTION 102. Notice of Redemption. Section 1104 (Notice of Redemption) of the Original Indenture shall be amended, for purposes of Securities issued on or after the date hereof,

by deleting the first paragraph thereof and replacing such paragraph in its entirety with the following:

SECTION 1104. Notice of Redemption. Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided in Section 106, not less than 15 days nor more than 45 days prior to the Redemption Date, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

ARTICLE II

THE SERIES TRUSTEE

SECTION 201. Appointment of Series Trustee. The Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, the series of Securities so designated, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Indenture, all the rights, powers, trusts and duties of the Trustee under the Original Indenture shall be vested in the Series Trustee with respect to the series of Securities for which the Series Trustee shall have been designated as the Trustee. Nothing in this First Supplemental Indenture shall be construed to amend in any respect the rights, powers, trusts and duties of the Original Trustee under the Original Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Original Trustee. The Original Trustee shall have no rights, powers, trusts and duties with respect to the series of Securities for which the Series Trustee is the Trustee.

SECTION 202. Eligibility of Series Trustee. The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 607 of the Original Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the series of Securities with respect to which it may be designated as Trustee under the Indenture and hereby accepts the appointment as such Trustee.

SECTION 203. Security Registrar and Paying Agent. The Company hereby appoints Deutsche Bank Trust Company Americas as “Security Registrar” and “Paying Agent” with respect to the series of Securities for which it shall be designated as the Trustee.

SECTION 204. Concerning the Trustees. The Series Trustee assumes no additional duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Original Indenture and, in carrying out its responsibilities hereunder and thereunder, the Series Trustee shall have all of the rights, powers, privileges, protections, duties, immunities and obligations which it possesses under the Original Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. Nothing in this First

Supplemental Indenture shall be construed to create or impose any liability on the Original Trustee for any acts or omissions of the Series Trustee. The Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this First Supplemental Indenture to sections of the Original Indenture that require or permit actions by the Original Trustee with respect to Securities of the series with respect to which the Series Trustee shall be the Trustee shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

SECTION 205. Patriot Act Requirements of Series Trustee. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act” ), the Series Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Series Trustee. The parties to this First Supplemental Indenture agree that they will provide the Series Trustee with such information as it may reasonably request in order for the Series Trustee to satisfy the requirements of the USA Patriot Act.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 301. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Original Trustee or the Series Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable, but only to the Series Trustee in respect of the series of Securities for which it shall be the Trustee and of this First Supplemental Indenture (to the extent relating to such series) as fully and with like effect as if set forth herein in full.

SECTION 302. Ratification and Incorporation of Original Indenture. As amended and supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to, and only with respect to, the series of Securities issued on or after the date hereof.

SECTION 303. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 304. Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

CBS CORPORATION as Issuer

By:	/s/ Joseph R. Ianniello
	Name:	Joseph R. Ianniello
	Title:	Executive Vice President and Chief Financial Officer

CBS OPERATIONS INC., as Guarantor

By:	/s/ Joseph R. Ianniello
	Name:	Joseph R. Ianniello
	Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

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